Exhibit 99.2

Fleetwood Enterprises, Inc.

SUPPLEMENTAL OPERATING DATA

Quarter Ended April 24, 2005

(Dollars in thousands, except price per unit)

		Recreational Vehicle Group
	Housing	Motor			Supply			Company
	Group	Homes	Towables	Total	Group		Other	Total

Operating revenues	$192,249	$245,809	$135,499	$381,308	$14,077	(A)	$(27,445)	$560,189

Units sold	5,685	2,356	9,746	12,102
Single-sections	1,406
Multi-sections	4,279
Pre-owned
Class As		1,713
Class Cs		643
Conventional trailers			5,414
Fifth-wheel trailers			1,695
Folding trailers			2,637

Average selling price per unit	$33,817	$104,333	$13,903	NM

Gross profit percent	19.1%	12.5%	2.6%	8.9%	9.6%		NM	13.4%

Operating income (loss)	$(7,031)	$(5,185)	$(24,642)	$(29,827)	$454		$(12,700)	$(49,104)

Operating margin	(3.7)%	(2.1)%	(18.2)%	(7.8)%	3.2%		NM	(8.8)%

Depreciation	$1,605	$1,130	$834	$1,964	$361		$1,849	$5,779

Capital expenditures (est.)	$1,475	$3,544	$865	$4,409	$88		$(256)	$5,716	(B)

(A)                              Excludes $38.6 million of intercompany sales.

(B)                                Excludes $0.9 million of capital expenditures attributable to discontinued operations.

NM                           Not meaningful.

Fleetwood Enterprises, Inc.

SUPPLEMENTAL OPERATIONAL DATA

Fiscal Year-To-Date April 24, 2005

(Dollars in thousands, except price per unit)

		Recreational Vehicle Group
	Housing	Motor			Supply			Company
	Group	Homes	Towables	Total	Group		Other	Total

Operating revenues	$785,547	$1,097,091	$562,791	$1,659,882	$57,020	(A)	$(127,737)	$2,374,712

Units sold	23,962	10,566	40,180	50,746
Single-sections	7,524
Multi-sections	16,438
Pre-owned
Class As		8,187
Class Cs		2,379
Conventional trailers			22,126
Fifth-wheel trailers			6,801
Folding trailers			11,253

Average selling price per unit	$32,783	$103,832	$14,007	NM

Gross profit percent	22.2%	14.6%	8.8%	12.4%	11.0%		NM	16.6%

Operating income (loss)	$6,387	$27,702	$(66,871)	$(39,169)	$3,816		$(14,572)		$(43,538)

Operating margin	0.8%	2.5%	(11.9)%	(2.4)%	6.7%		NM	(1.8)%

Depreciation	$6,802	$4,142	$3,505	$7,647	$1,527		$6,182	$22,158

Capital expenditures (est.)	$4,707	$21,627	$2,352	$23,979	$1,233		$3,805	$33,724	(B)

(A)                              Excludes $175.8 million of intercompany sales.

(B)                                Excludes $1.56 million of capital expenditures attributable to discontinued operations.

NM                           Not meaningful.

Fleetwood Enterprises, Inc.

SUPPLEMENTAL OPERATIONAL DATA

Quarter Ended April 24, 2005

(Dollars in thousands)

		Recreational Vehicle Group
	Housing	Motor			Supply
	Group	Homes	Towables	Total	Group

Number of facilities (A)	21	3	8	11	3

Capacity utilization (B)	55%	61%	53%	NM	NM

Number of independent distribution points	1,323	264		NM	NM
Travel trailers (C)			612
Folding trailers (C)			519

Backlog units	1,682	1,370	2,033	3,403	NM

Sales value (D)	$56,880	$142,936	$31,116	$174,052	NM

Dealer inventories (units)		4,398	26,689	NM	NM
Independent	7,040
Retail	2,196

(A)                              Number of active facilities at the end of the year.

(B)                                Based on the production at the end of the period.

(C)                                There is some overlap between folding and travel trailer distribution points.

(D)                               The number of units in the backlog multiplied by the average selling price.  Travel and folding trailers calculated separately to arrive at towable backlog dollars.

NM                           Not meaningful.

Fleetwood Enterprises, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (CONDENSED)

Year Ended April 24, 2005

(Amounts in thousands, except per share data)

	52 Weeks Ended
	April 24, 2005		April 25, 2004		April 27, 2003
Net Sales:
RV Group	$1,659,882		$1,779,233		$1,482,595
Housing Group	785,547		657,388		667,087
Supply Group	57,020		41,120		37,178
Intercompany sales	(127,737)		(117,135)		(115,903)
	2,374,712		2,360,606		2,070,957

Cost of products sold	1,979,482		1,943,147		1,696,859
Gross profit	395,230		417,459		374,098

Operating expenses	420,187		343,246		343,942
Other, net	18,581		(4,656)		4,779
	438,768		338,590		348,721
Operating income (loss)	(43,538)		78,869		25,377
Other income (expense):
Investment income	2,385		2,626		3,369
Interest expense	(27,349)		(43,258)		(41,101)
Other, net	(2,724)		(2,430)
	(27,688)		(43,062)		(37,732)
Income (loss) from continuing operations before income taxes	(71,226)		35,807		(12,355)
Provision for income taxes	(1,351)		(18,449)		(4,502)
Income (loss) from continuing operations	(72,577)		17,358		(16,857)

Discontinued operations	(88,882)		(39,619)		(53,882)

Net loss	$(161,459)		$(22,261)		$(70,739)

	Basic	Diluted	Basic	Diluted	Basic	Diluted

Net income (loss) per common share:
Income (loss) from continuing operations	$(1.31)	$(1.31)	$0.45	$0.44	$(0.47)	$(0.47)
Loss from discontinued operations	(1.61)	(1.61)	(1.03)	(1.01)	(1.50)	(1.50)
	$(2.92)	$(2.92)	$(0.58)	$(0.57)	$(1.97)	$(1.97)

Weighted average common shares	55,332	55,332	38,357	39,342	35,869	35,869

Fleetwood Enterprises, Inc.

CONSOLIDATED BALANCE SHEETS (CONDENSED)

As of April 24, 2005

(Amounts in thousands)

	April 24, 2005	January 23, 2005	April 25, 2004
ASSETS	(unaudited)
Current assets:
Cash	$6,761	$1,317	$14,090
Marketable investments	38,715	28,058	109,732
Receivables	164,609	208,680	184,687
Inventories	233,591	281,725	189,962
Deferred taxes	56,904	56,905	56,904
Assets of discontinued operations	145,784	171,837	145,553
Other current assets	23,974	14,510	20,256
Total current assets	670,338	763,032	721,184

Property, plant and equipment, net	232,125	237,065	229,638
Deferred taxes, net	17,859	17,858	17,859
Cash value of Company-owned life insurance, net	36,946	39,689	48,809
Goodwill	6,316	6,316	6,316
Other assets	46,663	47,901	51,903
Total assets	$1,010,247	$1,111,861	$1,075,709

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,551	$81,332	$98,804
Employee compensation & benefits	77,924	72,638	70,222
Product warranty reserve	65,143	60,641	53,921
Other short-term borrowings	56,661	60,902	5,738
Accrued interest	52,446	47,732	38,868
Liabilities of discontinued operations	78,357	64,530	26,581
Other current liabilities	88,635	87,414	77,954
Total current liabilities	494,717	475,189	372,088

Deferred compensation and retirement benefits	38,771	41,477	49,473
Insurance reserves	32,215	32,628	32,916
Long-term debt	108,946	108,253	102,159
Convertible subordinated debentures	210,142	210,142	272,791
Total liabilities	884,791	867,689	829,427

Commitments and contingencies

Shareholders’ equity:
Common stock
Additional paid-in-capital	56,043	55,544	52,075
Accumulated deficit	424,782	422,225	390,107
Accumulated other comprehensive loss	(356,796)	(235,223)	(195,337)
Total shareholders’ equity	1,427	1,626	(563)
Total liabilities and shareholders’ equity	125,456	244,172	246,282
	$1,010,247	$1,111,861	$1,075,709

Fleetwood Enterprises, Inc.

BUSINESS SEGMENT AND UNIT SHIPMENT INFORMATION

Year Ended April 24, 2005

(Unaudited)

(Amounts in thousands)

	13 Weeks Ended		52 Weeks Ended
	April 24, 2005	April 25, 2004	April 24, 2005	April 25, 2004
OPERATING REVENUES:
RV Group	$381,308	$482,676	$1,659,882	$1,779,233
Housing Group	192,249	163,562	785,547	657,388
Supply Group	14,077	13,670	57,020	41,120
Intercompany sales	(27,445)	(20,214)	(127,737)	(117,135)

	$560,189	$639,694	$2,374,712	$2,360,606

OPERATING INCOME (LOSS):
RV Group	$(29,827)	$16,545	$(39,169)	$58,146
Housing Group	(7,031)	125	6,387	5,440
Supply Group	454	1,989	3,816	6,065
Corporate and other	(12,700)	4,413	(14,572)	9,218

	$(49,104)	$23,072	$(43,538)	$78,869

UNITS SOLD:
Manufactured housing -
Factory shipments	5,685	5,350	23,962	20,859

Recreational vehicles -
Motor homes	2,356	3,020	10,566	11,203
Towables	9,746	12,823	40,180	48,894
	12,102	15,843	50,746	60,097

Less intercompany	(742)	(570)	(3,486)	(3,414)
Total shipments from continuing operations	17,045	20,623	71,222	77,542

Retail housing sales	946	918	4,157	4,727

Total Company shipments	17,991	21,541	75,379	82,269

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